INDEPENDENT CONTRACTOR AGREEMENT

This Agreement is entered into on June 4, 2008 (the “Effective Date”) by and between Michael Downing (“Contractor”) and GoFish Corporation, a Nevada corporation (“Company”) (collectively, the “Parties”).

1.  CONTRACTOR’S SERVICES

(a)  Contractor agrees to perform such services (“Services”) as may reasonably be requested in writing by the Company, not to exceed twenty hours per month.

(b)  Contractor may, at Contractor’s own expense, use employees or other subcontractors to perform the Services under this Agreement.

2.  COMPENSATION

Company agrees to pay Contractor one hundred twenty thousand dollars ($120,000) (the “Fee”) for the Services, payable in monthly installments of ten thousand dollars ($10,000), via wire transfer on the dates set forth in Schedule A.

In addition, the Company will grant Contractor an option (the “Option”) to purchase three hundred thousand shares of the Company’s common stock, par value $0.001, (the “Common Stock”) with an exercise price equal to the closing price of the Common Stock on the date the Company’s board of directors approves the Option.

3.  EXPENSES

Company agrees to reimburse Contractor for all itemized expenses reasonably incurred and previously approved in the performance of the Services upon production of supporting receipts and documentation.

4.  TERM OF AGREEMENT

(a)  The term of this Agreement will begin on the Effective Date and end after one year.

(b)  If this Agreement is terminated prior to the end of the term of this Agreement by the Company for any reason, Contractor shall be entitled to immediate payment of the entire unpaid portion of the Fee. Thereafter, Company shall owe Contractor no further amounts or obligations.

5.  DEFAULT

(a)  If either party defaults in the performance of this Agreement or materially breaches any of its provisions, the nonbreaching party may terminate this Agreement by giving written notification to the breaching party. Termination shall be effective immediately on receipt of the written notification by the breaching party, or five days after mailing of the notice to the address set forth in the notice provisions below, whichever occurs first.

(b)  This Agreement terminates automatically on the occurrence of any of the following events: (i) Appointment of a receiver, liquidator, or trustee for either Party by decree of competent authority in connection with any adjudication or determination by such authority that either Party is bankrupt or insolvent; (ii) the filing by either Party of a petition in voluntary bankruptcy, the making of an assignment for the benefit of its creditors, or the entering into of a composition with its creditors.

6.  NOTICES

(a)  Any notice under this Agreement must be in writing and shall be effective upon delivery by hand, by facsimile or one business day after delivery through a nationally recognized courier service addressed to Company or to Contractor at the corresponding address below. Contractor shall be obligated to notify Company in writing of any change in Contractor’s address. Notice of change of address shall be effective only when done in accordance with this Paragraph.

Company’s Notice Address:

706 Mission St., 10th Floor
San Francisco, CA 94103
415-978-3020

Contractor’s Notice Address:

Michael Downing
[ADDRESS OMITTED]

7.  RELATIONSHIP OF THE PARTIES

(a)  Contractor enters into this agreement as, and shall continue to be, an independent contractor. In no circumstance shall Contractor look to Company as Contractor’s employer, partner, agent, or principal. Neither Contractor nor any employee of Contractor (which for purposes of this Paragraph shall be included in the term “Contractor”) shall be entitled to any benefits accorded to Company’s employees, including workers’ compensation, disability insurance, retirement plans, or vacation or sick pay. Contractor’s exclusion from benefit programs maintained by Company is a material component of the terms of compensation negotiated by the Parties, and is not premised on Contractor’s status as a non-employee with respect to Company. To the extent that Contractor may become eligible for any benefit programs maintained by Company (regardless of the timing of or reason for eligibility), Contractor hereby waives Contractor’s right to participate in the programs. Contractor’s waiver is not conditioned on any representation or assumption concerning Contractor’s status under the common law test. Contractor also agrees that, consistent with Contractor’s independent contractor status, Contractor will not apply for any government-sponsored benefits that are intended to apply to employees, including, but not limited to, unemployment benefits.

(b)  Contractor shall be responsible for providing, at Contractor’s expense and in Contractor’s name, disability, workers’ compensation, or other insurance as well as licenses and permits usual or necessary for performing the Services. Contractor shall pay, when and as due, any and all taxes incurred as a result of Contractor’s compensation, including estimated taxes and payroll taxes, and shall provide Company with proof of payment on demand. Contractor indemnifies Company for any claims, losses, costs, fees, liabilities, damages, or injuries suffered by Company arising from Contractor’s breach of the provisions of this Paragraph 7.

(c)  Contractor and Company shall provide to each other upon request any information reasonably necessary to determine their obligations under this Agreement, to fulfill the purposes of the Services, or to maintain accurate records.

8.  PLACE OF WORK

Contractor is generally free to perform Contractor’s Services at a location of Contractor’s choosing. Contractor understands that the Services must coordinate with Company’s established protocols and security requirements.

9.  CONTRACTOR’S REPRESENTATIONS AND INDEMNITIES

(a)  Contractor represents that Contractor has the qualifications and ability to perform the Services in a professional manner, without the advice, control, or supervision of Company. Contractor shall be solely responsible for the professional performance of the Services and shall require no assistance, direction, or control from Company. Contractor shall have sole discretion and control of Contractor’s services and the manner in which they are to be performed.

(b)  Contractor shall and does hereby indemnify, defend, and hold harmless Company, and Company’s officers, directors, employees and shareholders, from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney fees and costs, that Company may incur or suffer and that result from, or are related to, any breach or failure of Contractor to perform any of the representations, warranties, and agreements in this Agreement.

10.  OWNERSHIP OF INTELLECTUAL PROPERTY

(a)  Contractor agrees that all designs, plans, reports, specifications, drawings, schematics, prototypes, models, inventions, and all other information and items, if any, made during the course of this Agreement and arising from the Services (“New Developments”) shall be and are assigned to Company as its sole and exclusive property. On Company’s request, Contractor agrees to assist Company, at Company’s expense, to obtain patents or copyrights for such New Developments, including the disclosure of all pertinent information and data, the execution of all applications, specifications, oaths, and assignments, and all other instruments and papers that Company shall deem necessary to apply for and to assign or convey to Company, its successors, and assigns or nominees, the sole and exclusive right, title, and interest in such New Developments.

(b)  Contractor agrees to obtain or has obtained written assurances from Contractor’s employees and subcontractors of their agreement to these terms regarding Proprietary Information and New Developments.

(c)  Contractor warrants that Contractor has good title to any New Developments and the right to assign New Developments to Company free of any proprietary rights of any other party or any other encumbrance whatsoever. Contractor further agrees not to disclose to the Company, or bring onto the Company’s premises, or induce the Company to use any confidential information that belongs to anyone other than the Company or Contractor. Contractor agrees to indemnify the Company from any and all loss or liability incurred by reason of the alleged breach by Contractor of any confidentiality or services agreement with anyone other than the Company.

(d)  The representations and warranties contained herein and Contractor’s obligations under Paragraphs 10 and 11 of this Agreement shall survive termination of the Agreement.

11.  PROPRIETARY INFORMATION

(a)  “Proprietary Information” means all information pertaining to the business of Company, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Contractor’s general knowledge prior to Contractor’s relationship with Company; or (iii) the information is disclosed to Contractor without restriction by a third party who rightfully possesses the information and did not learn of it from the Company. This definition includes, but is not limited to: (A) techniques, development tools, processes, formulas and improvements; (B) information about costs, profits, markets, sales, customers, and bids; (C) plans for business, marketing, future development and new product concepts; and (D) information on Company’s employees, agents, or divisions. The written, printed, graphic, or electronically recorded materials furnished by Company for use by Contractor are Proprietary Information and are the property of Company.

(b)  Contractor shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information, confidential information, or know-how belonging to Company, whether or not it is in written or permanent form, except to the extent necessary to perform the Services. On termination of Contractor’s services to Company, or at the request of Company before termination, Contractor shall deliver to Company all material in Contractor’s possession, custody or control relating to Company’s business, including Proprietary Information. The obligations on Proprietary Information extend to information belonging to customers and suppliers of Company about whom Contractor may have gained knowledge as a result of performing the Services.

(c)  Contractor shall not, during the term of this Agreement and for a period of one year immediately after the termination of this Agreement, or any extension of it, for any reason, either directly or indirectly (a) call on, solicit, or take away any of Company’s customers (including but not limited to Customers as described in Exhibit A) or potential customers about whom Contractor became aware as a result of Contractor’s Services to Company, either for Contractor or for any other person or entity; or (b) solicit or take away or attempt to solicit or take away any of Company’s employees or potential employees or contractors either for Contractor or for any other person or entity.

(d)  Nothing in this Paragraph 11 is intended to limit any remedy of Company under law.

12.  ARBITRATION

(a)  All disputes between Contractor, including any employees of Contractor, and Company relating in any way to this Agreement or the Services to be performed under this Agreement (including, but not limited to, claims for breach of contract, tort, discrimination, harassment, and any violation of federal or state law) (“Arbitrable Claims”) shall be resolved by arbitration before a neutral arbitrator.

(b)  The arbitrator shall be selected and the arbitration hearing conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association and shall take place in San Francisco, California, unless otherwise agreed by the Parties. Arbitration shall be final and binding upon the Parties and shall be the exclusive remedy for all claims covered by this arbitration provision. Either party may bring an action in court to compel arbitration under this Agreement, to enforce an arbitration award or to obtain temporary injunctive relief pending a judgment based on the arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING WITHOUT LIMITATION ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY, OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE.

13.  MISCELLANEOUS PROVISIONS

(a)  Assignment; Successors and Assigns. Contractor agrees that Contractor will not assign, delegate, transfer, or otherwise dispose of the Services without the written consent of Company. Nothing in this Agreement shall prevent the consolidation of either party with, or their merger into, any other corporation, or the sale by either party of all or substantially all of its properties or assets, or the assignment by either party of this Agreement and the performance of its obligations hereunder to any successor in interest or any affiliated Company. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

(b)  Entire Agreement. The terms of this Agreement are intended by the Parties to be the final expression of their agreement with respect to the subject matter of this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement, except as expressly set forth in this Agreement. The Parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

(c)  Amendments; Waivers. This Agreement shall not be varied, altered, modified, changed or in any way amended except by an instrument in writing executed by Contractor and a duly authorized representative of Company.

(d)  Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect, and such provision shall be enforced to fullest extent consistent with applicable law.

(e)  Governing Law. Except as otherwise provided, the validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of California.

(f)  Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit or against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of this Agreement.

14.  ACKNOWLEDGEMENT

The Parties acknowledge that: (i) they have each had the opportunity to consult with independent counsel of their own choice concerning this Agreement and have done so to the extent they deem necessary, and (ii) they each have read and understand the Agreement, are fully aware of its legal effect, and have entered into it voluntarily and freely based on their own judgment and not on any promises or representations other than those contained in the Agreement.

The Parties have duly executed this Agreement as of the date first written above.

GOFISH CORPORTION:	MICHAEL DOWNING

By:
Name

Title:

Schedule A

Payment Schedule

June 4, 2008 - $10,000

July 1, 2008 - $40,000

August 1, 2008 - $10,000

September 1, 2008 - $10,000

October 1, 2008 - $10,000

November 1, 2008 - $10,000

December 1, 2008 - $10,000

January 1, 2009 - $10,000

February 1, 2009 - $10,000